UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2026, the Board of Directors (the “Board”) of Polar Power, Inc. (the “Company”) approved, by unanimous written consent, a new leadership structure for the Company (the “Leadership Structure”), under which Chris Mayer was appointed to serve as Co-Chief Executive Officer of the Company, effective October 6, 2026, and Arthur D. Sams, the Company’s current President and Chief Executive Officer, will continue to serve as Co-Chief Executive Officer and President of the Company.

Under the Leadership Structure, Mr. Mayer is responsible for the Company’s corporate strategy and growth, consolidated financial performance, budgeting and profitability, fundraising, investor relations and capital markets, capital allocation and strategic investments, and Board communication. Mr. Sams is responsible for the Company’s operations, including product and technology leadership, engineering, product development, manufacturing operations, supply chain and quality, customer relationships, new product commercialization and day-to-day operating performance. Product and technology strategy, and sales and customer relations, will be developed collaboratively by the Co-Chief Executive Officers. Where the Co-Chief Executive Officers jointly manage a matter, or where there is a dispute as to responsibility for a matter, the Board will determine the management of that matter.

Mr. Mayer, age 30, has been the President and Chief Executive Officer of CM Capital Management, LLC since August 2023, the Chief Executive Officer of CM Fabrication, LLC since June 2024 and the Chief Executive Officer of Windows Distillery, LLC since October 2021. He was the SVP in sales and manufacturing of HydroFarm Holdings Group Inc. from November 2021 to May 2024. Mr. Mayer is also a director of various private business entities, including but not limited to CM Capital Management, LLC, CM Fabrication, LLC and Windows Distillery, LLC.

Mr. Mayer is the managing member of CL Investment Group LLC (“CL Investment”), and has the voting and dispositive authority over the Company’s securities owned by CL Investment. Each of Mr. Mayer and Lewis Wilks, a director of the Company, owns 50% of CL Investment.

As previously disclosed, on July 29, 2026, the Company entered into a security purchase agreement with CL Investment, that included a right of CL Investment to designate one person for appointment or election to serve on the Board, and CL Investment designated Lewis Wilks to be so elected. On August 5, 2026, the Company issued and sold 833 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, along with warrants to purchase 227,182 shares of common stock, par value $0.0001 per share (the “Common Stock”), to CL Investment. On August 28, 2026, the Company issued and sold a convertible promissory note, in an aggregate principal amount of $82,500, to CL Investment for aggregate consideration of $75,000. The beneficial ownership limitation of 9.99% applies to all conversions of the securities owned by CL Investment. The aggregate number of shares of Common Stock that would be issued to CL Investment as well as permitted to vote or be converted by CL Investment would not exceed 19.99% of the Company’s outstanding shares of Common Stock unless and until the Company has obtained the stockholder approval.

There are no arrangements or understandings between Mr. Mayer and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Mayer and any director or executive officer of the Company.

The Company has not entered into any compensatory arrangement with Mr. Mayer in connection with his appointment. Mr. Sams’ compensation will not change in connection with the Leadership Structure.

Item 7.01 Regulation FD Disclosure.

On October 12, 2026, the Company issued a press release announcing the Leadership Structure. The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by Polar pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams
Co-Chief Executive Officer, President and Secretary